Exhibit 99.1

Media Contact:

Quiana Pinckney

HD Supply Public Relations

Telephone: 770-852-9057

E-mail: quiana.pinckney@hdsupply.com

FOR IMMEDIATE RELEASE

HD Supply Amends $3.4B of Existing Credit Agreements

Atlanta – March 19, 2010 – HD Supply today announced it has entered into amendments to its $1.3 billion Cash Flow Credit Agreement and its $2.1 billion ABL Credit Agreement.

The amendment to the Cash Flow Credit Agreement extends the maturity date from August 30, 2012 to April 1, 2014 of approximately $873 million of term loan principal. The Home Depot Inc., which guarantees payment of the term loans, consented to the amendment. The remaining $104 million in outstanding term loan principal will mature on the original maturity date of August 30, 2012. In connection with the amendment, HD Supply will prepay $30 million of non-extending term loan principal as early as permissible under applicable loan document notice provisions.

The amendment to the ABL Credit Agreement, among other things, (i) converts $214 million of commitments under the facility into a term loan (the “ABL Term Loan”), (ii) extends the maturity date of $1.751 billion of the commitments under the facility from August 30, 2012 to April 1, 2014, and (iii) reduces the total commitments under the facility by $45 million. The ABL Term Loan does not amortize and is due on April 1, 2014. The remaining $304 million of commitments under the facility matures on the original maturity date of August 30, 2012.

“It is essential that we seize key opportunities to secure our financial position while the economy recovers,” said Nigel Andre, vice president of Treasury, HD Supply. “The extension allows us to focus on our long-term business strategy and gives us the opportunity to grow our business going forward without focusing resources on refinancing our debt.”

HD Supply’s liquidity and well-balanced portfolio allows the company to meet its commitments and invest in the areas necessary to build competitive advantage and staying power in the markets in which it participates, while working as a team to become more effective for its customers and more cost- and cash-efficient as an organization.

“The environment requires us to work harder than ever, but in doing so, we are creating a company that is successful during the down-cycle, here for the long haul and well-positioned to out-perform significantly as the markets recover in the years ahead,” said Joe DeAngelo, CEO, HD Supply.

HD Supply currently operates approximately 800 locations, with more than 16,000 associates, as it continues to build its reputation in the marketplace by delivering quality products, outstanding customer service and by living its company values of Service, Performance, Integrity, Respect, Innovation and Teamwork.

About HD Supply

HD Supply (www.hdsupply.com) is a leading wholesale distribution company, providing a broad range of products and services to professional customers in the infrastructure & energy, maintenance, repair & improvement and specialty construction markets. With a diverse portfolio of market-leading businesses, HD Supply is one of the largest diversified wholesale distributors in North America.

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Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Forward-looking statements are subject to known and unknown risks and uncertainties, many of which may be beyond our control. We caution you that the forward-looking information presented in this press release is not a guarantee of future events, and that actual events may differ materially from those made in or suggested by the forward-looking information contained in this press release. In addition, forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “plan,” “seek,” “comfortable with,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe” or “continue” or the negative thereof or variations thereon or similar terminology. A number of important factors could cause actual events to differ materially from those contained in or implied by the forward-looking statements, including those factors discussed in our registration statement on Form S-4/A, filed July 27, 2009, and subsequent filings with the Securities and Exchange Commission. Any forward-looking information presented herein is made only as of the date of this press release, and we do not undertake any obligation to update or revise any forward-looking information to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise.